EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into this 6th day of March 2000, by and between Mully Corp., a Nevada corporation ("Mully") with its principal place of business located at 12835 E. Arapahoe Road, Tower I, Penthouse, Englewood, Colorado 80112 and Baby's Best Infant Formula, Inc., a Florida corporation ("BBI"), with its principal place of business located at 10 Fairway Drive, Suite 205 Deerfield Beach, FL 33441 ("BBI").

                                    PREMISES

         WHEREAS, this Agreement provides for the merger of BBI into Mully, and in connection therewith, the conversion of the outstanding common stock of BBI into shares of common voting stock of Mully, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the boards of directors and shareholders of BBI and Mully have determined, subject to the terms and conditions set forth in this Agreement and the approval of each respective corporations' shareholders, that the merger contemplated hereby is desirable and in the best interests of their respective corporations. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed merger.

                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                REPRESENTATIONS, COVENANTS AND WARRANTIES OF BBI

         As an inducement to and to obtain the reliance of Mully, BBI represents and warrants as follows:

         SECTION 1.1 ORGANIZATION. BBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the BBI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of BBI as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of BBI's articles of incorporation or bylaws. BBI has full power, authority and legal right and has

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taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

         SECTION 1.2 CAPITALIZATION. BBI's total authorized capital consists of 10,000,000 Common Shares, $0.001 par value per share. As of the date of Closing, as defined hereinbelow, there will be 10,000,000 Common Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. BBI has no other securities, warrants or options authorized or issued.

         SECTION 1.3 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as otherwise set forth in the BBI Schedules, BBI does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         SECTION 1.4 FINANCIAL STATEMENTS. Included in the BBI Schedules is an audited financial statement, including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of December 31, 1999. Relevant thereto:

                  (a) the BBI balance sheets present fairly as of their date the financial condition of BBI. BBI does not have, as of the date of such balance sheets, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein are properly reported and present fairly the value of the assets of BBI, in accordance with generally accepted accounting principles;

                  (b) BBI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

                  (c) BBI has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

                  (d) The books and records, financial and others, of BBI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

                  (e) except as and to the extent disclosed in the most recent BBI balance sheet and the BBI Schedules, BBI has no material contingent liabilities, direct or indirect, matured or unmatured.

         SECTION 1.5 INFORMATION. The information concerning BBI set forth in this Agreement and in the BBI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

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         SECTION 1.6 OPTIONS AND WARRANTS. There are no existing options, warrants, calls or commitments of any character to which BBI is a party and by which it is bound.

         SECTION 1.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the BBI Schedules, or as otherwise disclosed to Mully, since December 31, 1999:

                  (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of BBI; or (ii) any damage, destruction or loss to BBI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of BBI;

                  (b) BBI has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of BBI;
                  (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

                  (c) BBI has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent BBI balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of BBI; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of BBI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of BBI.

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         SECTION 1.8 TITLE AND RELATED MATTERS. BBI has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent BBI audited balance sheet and the BBI Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the BBI Schedules. Except as set forth in the BBI Schedules, BBI owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with BBI's business. Except as set forth in the BBI Schedules, no third party has any right to, and BBI has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of BBI or any material portion of its properties, assets or rights.

         SECTION 1.9 LITIGATION AND PROCEEDINGS. To the best of BBI's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against BBI or affecting BBI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of BBI. BBI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

         SECTION 1.10  CONTRACTS.

                  (a) Except as included or described in the BBI Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which BBI is a party or by which it or any of its assets, products, technology or properties are bound;

                  (b) Except as included or described in the BBI Schedules or reflected in the most recent BBI balance sheet, BBI is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty
                  (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended;
                  (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which BBI is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other

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                  similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of BBI; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

                  (c) To BBI's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which BBI is a party or by which its properties are bound and which are material to the operations of BBI taken as a whole, are valid and enforceable by BBI in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         SECTION 1.11 MATERIAL CONTRACT DEFAULTS. To the best of BBI's knowledge and belief, BBI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of BBI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which BBI has not taken adequate steps to prevent such a default from occurring.

         SECTION 1.12 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which BBI is a party or to which any of its properties or operations are subject.

         SECTION 1.13 GOVERNMENTAL AUTHORIZATIONS. To the best of BBI's knowledge, BBI has all licenses, franchises, permits or other governmental authorizations legally required to enable BBI to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by BBI of this Agreement and the consummation by BBI of the transactions contemplated hereby.

         SECTION 1.14 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of BBI's knowledge, except as disclosed in the BBI Schedules, BBI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of BBI or would not result in BBI's incurring any material liability.

         SECTION 1.15 INSURANCE. All of the insurable properties of BBI are insured for BBI's benefit in accordance with the insurance policies disclosed in the BBI Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

         SECTION 1.16 APPROVAL OF AGREEMENT. The board of directors of BBI has authorized the execution and delivery of this Agreement by BBI, has approved the transactions contemplated hereby and approved the submission of this Agreement

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and the transactions contemplated hereby to the stockholders of BBI for their approval with the recommendation that the merger be accepted.

         SECTION 1.17 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as disclosed herein and in the BBI Schedules, there exists no material contract, agreement or arrangement between BBI and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by BBI to own beneficially, ten percent (10%) or more of the issued and outstanding BBI Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to BBI than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by BBI, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 1.18 LABOR RELATIONS. BBI has never had a work stoppage resulting from labor problems. To the best knowledge of BBI, no union or other collective bargaining organization is organizing or attempting to organize any employee of BBI.

         SECTION 1.19 PREVIOUS SALES OF SECURITIES. Since inception, BBI has sold BBI Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States, the state of Florida and such other states in the United States where such sales have occurred. All such sales were made in accordance with the laws of the United States and those states where such securities were sold.

         SECTION 1.20 BBI SCHEDULES. Upon execution hereof, BBI will deliver to Mully the following schedules, which are collectively referred to as the "BBI Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of BBI as complete, true and correct in all material respects:

                  (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of BBI;

                  (b) the financial statements of BBI referenced hereinabove in
                  Section 1.4;

                  (c) a list indicating the name and address of the stockholders of BBI, together with the number of shares owned by them;

                  (d) copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which BBI carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of BBI);

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                  (e) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect BBI, its properties or assets;

                  (f) a list of all executive employees of BBI, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

                  (g) a description of all real and personal property owned by BBI, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

                  (h) copies of all material contracts, leases, agreements or other instruments to which BBI is a party or by which it or its properties are bound;

                  (i) the name and location of each bank or other institution with which BBI has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

                  (j) a list of all patent applications, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of BBI and in which either BBI or BBI's stockholders has or previously had any direct or indirect, equitable or legal right or interest;

                  (k) a copy of all material documentation relating to the sale of BBI Common Shares by BBI to its present stockholders;

                  (l) a list of insurance policies referred to in Section 1.15;

                  (m) a description of any material adverse change in the business operations, property, inventory, assets or condition of BBI since the most recent BBI balance sheet required to be provided pursuant to Section 1.7;

                  (n) any other information, together with any required copies of documents required to be disclosed in the BBI Schedules by Sections 1.1 through 1.19.

         BBI shall cause the BBI Schedules and the instruments and data delivered to Mully hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                                   ARTICLE II

               REPRESENTATIONS, COVENANTS AND WARRANTIES OF MULLY

         As an inducement to, and to obtain the reliance of BBI, Mully represents and warrants as follows:

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         SECTION 2.1 ORGANIZATION. Mully is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Mully Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Mully as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Mully's articles of incorporation or bylaws. Mully has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Mully has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

         SECTION 2.2 CAPITALIZATION. Mully's total authorized capital stock consists of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 100,000,000 Common Shares, par value $.001 per share. As of the date hereof there are 500,000 common shares of Mully issued and outstanding. There are no preferred shares issued or outstanding. Prior to Closing, as defined hereinbelow, the Board of Directors of Mully shall undertake a forward split of the Mully issued and outstanding common stock, whereby 4 shares of common stock shall be issued in exchange for each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of Mully at Closing to be 2,000,000 shares. As of the Closing Date, as defined herein, there will be no more than 2,000,000 common shares issued and outstanding and reserved for issuance (the "Mully Common Shares") held by the then existing securities holders of Mully. All issued and outstanding Mully Common Shares have been legally issued, fully paid and are nonassessable. There are no preferred shares issued or outstanding. All issued and outstanding Mully Common Shares have been legally issued, fully paid and are nonassessable.

         SECTION 2.3  SUBSIDIARIES.  Mully has no subsidiary companies.

         SECTION 2.4  FINANCIAL STATEMENTS.

                  (a) Included in the Mully Schedules are the audited financial statements of Mully for the years ended December 31, 1998 and 1997 and the unaudited financial statements of Mully for the nine month period ended September 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the periods then ended, which are included in the schedules identified in Section 2.18(c).

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Mully balance sheets presents fairly as of their respective dates the financial condition of Mully. Mully did not have as of the date of any of such Mully balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly

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                  reported and present fairly the value of the assets of Mully, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

                  (c) The books and records, financial and others, of Mully are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

                  (d) Mully has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

                  (e) As of the Closing Date, as defined herein the Mully balance sheet and the notes thereto, shall reflect that Mully has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

         SECTION 2.5 INFORMATION. The information concerning Mully as set forth in this Agreement and in the Mully Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein or in the Mully Schedules, since September 30, 1999:

                  (a) Mully has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Mully; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                  (b) Mully has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

                  (c) to the best knowledge of Mully, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Mully.

         SECTION 2.7 TITLE AND RELATED MATTERS. As of the Closing Date, Mully will own no real, personal or intangible property.

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         SECTION 2.8 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best of Mully's knowledge and belief, threatened by or against or affecting Mully, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Mully. Mully does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

         SECTION 2.9 CONTRACTS. On the Closing Date:

                  (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Mully is a party or by which it or any of its properties are bound;

                  (b) Mully is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Mully can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Mully; and

                  (c) Mully is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Mully; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

         SECTION 2.10 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Mully is a party or to which any of its properties or operations are subject.

         SECTION 2.11 MATERIAL CONTRACT DEFAULTS. To the best of Mully's knowledge and belief, Mully is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Mully, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Mully has not taken adequate steps to prevent such a default from occurring.

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         SECTION 2.12 GOVERNMENTAL AUTHORIZATIONS. To the best of Mully's knowledge, Mully has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Mully of the transactions contemplated hereby.

         SECTION 2.13 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Mully's knowledge and belief, Mully has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Mully or would not result in Mully's incurring any material liability.

         SECTION 2.14 INSURANCE. Mully has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

         SECTION 2.15 APPROVAL OF AGREEMENT. The board of directors of Mully has authorized the execution and delivery of this Agreement by Mully, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of Mully for their approval with the recommendation that the merger be accepted.

         SECTION 2.16 MATERIAL TRANSACTIONS OR AFFILIATIONS. As of the Closing Date there will exist no material contract, agreement or arrangement between Mully and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Mully to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Mully and which is to be performed in whole or in part after the date hereof. Mully has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 2.17 LABOR RELATIONS. Mully has never had a work stoppage resulting from labor problems. Mully has no employees other than its officers and directors.

         SECTION 2.18. 34 ACT FILINGS. As of the Closing Date, Mully shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Said filings contain all of the information required pursuant to the Securities Exchange Act of 1934, as amended and, to the best knowledge of Mully, do not fail to state any material facts which were required to be so stated.

         SECTION 2.19 MULLY SCHEDULES. Upon execution hereof, Mully shall deliver to BBI the following schedules, which are collectively referred to as the "Mully Schedules" which are dated the date of this Agreement, all certified by an officer of Mully to be complete, true and accurate:

                  (a) complete and correct copies of the articles of incorporation and bylaws of Mully as in effect as of the date of this Agreement;

                  (b) copies of all financial statements of Mully identified in
                  Section 2.4(a);

                  (c) the description of any material adverse change in the business, operations, property, assets, or condition of Mully since September 30, 1999 required to be provided pursuant to
                  Section 2.6; and

                  (d) any other information, together with any required copies of documents, required to be disclosed in the Mully Schedules by Sections 2.1 through 2.17.

                  Mully shall cause the Mully Schedules and the instruments to be delivered to BBI hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE III

                                     MERGER

         SECTION 3.1 DELIVERY OF BBI SECURITIES. On the Closing Date, the holders of the BBI Common Shares shall deliver to Mully (i) certificates or other documents evidencing all of the issued and outstanding BBI Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form, and (ii) investment letters, the form of which is attached hereto as Exhibit "A".

         SECTION 3.2 ISSUANCE OF MULLY COMMON SHARES. (a) In exchange for all of the BBI Common Shares tendered pursuant to Section 3.1, Mully shall issue an aggregate of 18,000,000 "restricted" Mully Common Shares to the BBI shareholders on a pro rata basis, so that the BBI shareholders will own 90% of the surviving company's issued and outstanding common stock.

         (b) No fractional Mully Common Shares shall be issued pursuant to this
Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

         SECTION 3.3 EVENTS PRIOR TO CLOSING. Upon execution hereof or as soon thereafter as practical, management of Mully and BBI shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

         SECTION 3.4 CLOSING. The closing ("Closing" or the "Closing Date") of the transaction contemplated by this Agreement shall be as of the date in which all of the conditions included in Sections 3.1 and 3.2 hereinabove and those additional conditions contained in Article V hereinbelow have been satisfied by the respective party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.

         SECTION 3.5  TERMINATION.

                  (a) This Agreement may be terminated by the board of directors of either Mully or BBI at any time prior to the Closing Date if there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger contemplated by this Agreement. In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder.

                  (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Mully if BBI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of BBI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to BBI. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

                  (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of BBI if Mully shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Mully contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Mully. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         SECTION 3.6 DIRECTORS OF MULLY. Upon the Closing, the present members of Mully's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of Mully in accordance with procedures set forth in the Mully bylaws: Patricia Bishop, Jackie Free and Daniel B. Marlowe. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

         SECTION 3.7 OFFICERS OF MULLY. Upon the Closing, the present officers of Mully shall tender their resignations and simultaneous therewith, the following person shall be elected as officer of Mully in accordance with procedures set forth in the Mully bylaws:

               NAME                               POSITION

         Patricia Bishop                    President, Director

         Jackie Free                        Chief Financial Officer,
                                              Treasurer, Director

         Daniel B. Marlowe                  Chief Operating Officer,
                                              Director

                                   ARTICLE IV

                                SPECIAL COVENANTS

         SECTION 4.1 ACCESS TO PROPERTIES AND RECORDS. Mully and BBI will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Mully and BBI, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Mully and BBI, as the case may be, as the other shall from time to time reasonably request.

         SECTION 4.2 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the stock of Mully to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Mully is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, Mully will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding Mully so as to make available to the shareholders of Mully the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of Mully, Mully will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of Mully holding restricted securities of Mully as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

         SECTION 4.3 INFORMATION FOR MULLY PUBLIC REPORTS. BBI will furnish Mully with all information concerning BBI and the BBI Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by Mully pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. BBI covenants that all information so furnished for either such registration statement or other public release by Mully, including the financial statements described in
Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated therein not misleading.

         SECTION 4.4 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE MULLY COMMON SHARES TO BE ISSUED IN THE MERGER. The consummation of this Agreement, including the issuance of the Mully Common Shares to the stockholders of BBI as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances under which the BBI stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, BBI shall cause to be delivered, and the BBI stockholders shall deliver to Mully, the investment letter referenced in Section 3.1.

         SECTION 4.5 THIRD PARTY CONSENTS. Mully and BBI agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         SECTION 4.6  ACTIONS PRIOR TO CLOSING.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Mully or BBI Schedules or as permitted or contemplated by this Agreement, Mully and BBI will each use its best efforts to:

                  (i) carry on its business in substantially the same manner as it has heretofore;

                  (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                  (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                           (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                           (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

                  (b) From and after the date of this Agreement until the Closing Date, neither Mully nor BBI will, without the prior consent of the other party:

                  (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

                  (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                  (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

                  (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                  (v) purchase or redeem any shares of its capital stock, except as disclosed herein.

         SECTION 4.7  INDEMNIFICATION.

                           (a) BBI hereby agrees to indemnify Mully and each of
                  the officers, agents and directors of Mully as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

                           (b) Mully and its officers and directors hereby
                  agrees to indemnify BBI and each of the officers, agents, directors and current shareholders of BBI as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

         SECTION 4.8 UNDERTAKINGS OF BBI. Management of BBI, who will assume the management of Mully upon Closing, hereby undertakes to Mully and its shareholders as follow:

                  (a) to exercise good faith in their efforts to file all reports required to be filed by the surviving company herein with the Securities and Exchange Commission or any other governmental agency, in a timely manner; and

                  (b) to exercise all due diligence in causing the surviving company to list its common stock for trading on any national stock exchange for which the surviving company may then qualify for such listing.

                                    ARTICLE V

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF MULLY

         The obligations of Mully under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         SECTION 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by BBI in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and BBI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by BBI prior to or at the Closing. Mully shall be furnished with a certificate, signed by a duly authorized officer of BBI and dated the Closing Date, to the foregoing effect.

         SECTION 5.2 STOCKHOLDER APPROVAL. The stockholders of BBI shall have approved this Agreement and the transactions contemplated thereby in accordance with the laws of the State of Florida.

         SECTION 5.3 OFFICER'S CERTIFICATE. Mully shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of BBI to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of BBI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the BBI Schedules, by or against BBI which might result in any material adverse change in any of the assets, properties, business or operations of BBI.

         SECTION 5.4 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of BBI.

         SECTION 5.5 OPINION OF COUNSEL TO BBI. Mully shall receive an opinion dated the Closing Date of Broad & Cassel, counsel to BBI, in substantially the following form:

                  (a) BBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

                  (b) To the best knowledge of such legal counsel, the execution and delivery by BBI of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of BBI's articles of incorporation or bylaws or violate any court order, writ, injunction or decree applicable to BBI, or its properties or assets.

                  (c) The authorized capitalization of BBI consists of 10,000,000 Common Shares, $0.001 par value per share. As of the date of Closing, as defined hereinbelow, there will be 10,000,000 Common Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. To the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating BBI to issue any additional shares of any class of its capital stock prior to closing of the transactions contemplated herein.

                  (d) This Agreement has been duly and validly authorized, executed and delivered by BBI.

                  (e) To the best knowledge of such legal counsel, except as set forth in the BBI Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting BBI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

                  (f) BBI has taken all actions required by the applicable laws of the State of Florida to permit the transfer of the BBI Common Shares to Mully.

         SECTION 5.6 OTHER ITEMS. Mully shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Mully may reasonably request.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF BBI

         The obligations of BBI under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

         SECTION 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Mully in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Mully shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Mully prior to or at the Closing. BBI shall have been furnished with a certificate, signed by a duly authorized executive officer of Mully and dated the Closing Date, to the foregoing effect.

         SECTION 6.2 OFFICER'S CERTIFICATE. BBI shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Mully to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Mully, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Mully Schedules, by or against Mully which might result in any material adverse change in any of the assets, properties, business or operations of Mully.

         SECTION 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Mully.

         SECTION 6.4 OPINION OF COUNSEL TO MULLY. BBI shall receive an opinion dated the Closing Date of Andrew I. Telsey, P.C., counsel to Mully, in substantially the following form:

                  (a) Mully is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

                  (b) To the best knowledge of such legal counsel, the execution and delivery by Mully of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Mully's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to Mully or its properties or assets.

                  (c) The authorized capitalization of Mully consists of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 100,000,000 Common Shares, par value $.001 per share. As of the date hereof there are 500,000 common shares of Mully issued and outstanding. There are no preferred shares issued or outstanding. As of the Closing of the transaction proposed herein, there will be 2,000,000 common shares of Mully issued and outstanding (post forward split). There are no preferred shares issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person.

                  (d) The Mully Common Shares to be issued to the BBI stockholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable.

                  (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Mully, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

                  (f) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened by or against Mully or affecting Mully's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

                  (g) Mully has taken all actions required by the applicable laws of the state of Nevada to permit the issuance of the Mully Common Shares to the BBI stockholders.

         SECTION 6.5 COMPLIANCE WITH REPORTING REQUIREMENTS. As of the Closing Date, Mully shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Said filings contain all of the information required pursuant to the Securities Exchange Act of 1934, as amended and, to the best knowledge of Mully, do not fail to state any material facts which were required to be so stated.

         SECTION 6.6 OTHER ITEMS. BBI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as BBI may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 BROKERS AND FINDERS. Except as set forth in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         SECTION 7.2 LAW; FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, except as US federal law may be applicable.

         SECTION 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

              If to Mully:            Mr. Andrew I. Telsey
                                      12835 E. Arapahoe Rd.
                                      Tower I, Penthouse
                                      Englewood, CO 80112

              If to BBI:              BBI, Inc.
                                      10 Fairway Drive, Suite 205
                                      Deerfield Beach, FL 33441
                                      Attention: Ms. Patricia Bishop, President

              With a copy to:         Michael Karsch, Esq.
                                      Broad & Cassel
                                      7777 Glades Road
                                      Suite 300
                                      Boca Raton, FL 33434

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

         SECTION 7.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         SECTION 7.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         SECTION 7.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         SECTION 7.7 THIRD PARTY BENEFICIARIES. This contract is solely among Mully and BBI and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         SECTION 7.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         SECTION 7.9 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

         SECTION 7.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Further, facsimile signatures shall be deemed valid, so long as the original signature page, duly executed, are delivered to the other party within seven (7) business days following execution thereof.

         SECTION 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         SECTION 7.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

         SECTION 7.13 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

         SECTION 7.14 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

         SECTION 7.15 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

         SECTION 7.16 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

         SECTION 7.17 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

         SECTION 7.18 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

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

         SECTION 7.19 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

MULLY CORP.                            BABY'S BEST INFANT FORMULA, INC.

By: /s/ ANDREW I. TELSEY               By: /s/ PATRICIA BISHOP
    ---------------------------            -------------------------------------
    Andrew I. Telsey, President                Patricia Bishop, President

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

                                    INVESTMENT LETTER

March 6, 2000

MULLY CORP.
12837 E. Arapahoe Rd.
Tower I, Penthouse
Englewood, CO 80112

Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of Baby's Best Infant Formula, Inc., a Florida corporation, ("BBI"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between Mully Corporation (the "Company") and BBI, dated March 6, 2000, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of BBI (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

         1. The undersigned is aware that his acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

         2. The undersigned warrants full authority to deposit all shares referred to above and the Company will acquire good and unencumbered title thereto.

         3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

         4. By execution hereof, the undersigned hereby confirms that the Company's common stock to be received in exchange for BBI common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

         5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. I understand that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally

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

accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. I understand that I cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection I understand that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by me to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by me must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, I acknowledge that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         I understand that the foregoing legend on my certificate for the Common Shares limits their value, including their value as collateral.

         6. The undersigned represents that he is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that it is able to fend for himself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         IN WITNESS WHEREOF, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: March __, 2000


Very truly yours,

----------------------------
(signature)
----------------------------
(print name in full)
----------------------------
(street address)
----------------------------
(city, state, zip)
----------------------------
(social security number or
 employer identification no.)


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